UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

COEUR MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Michigan Ave.
Suite 900, Chicago, IL 60603
(Address of Principal Executive Offices)

(312) 489-5800
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	CDE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 1.01.          Entry into A Material Definitive Agreement.

Indenture

On March 1, 2021, Coeur Mining, Inc. (the “Company”) completed an offering (the “Offering”) of $375,000,000 in aggregate principal amount of its 5.125% Senior Notes due 2029 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are governed by an Indenture, dated as of March 1, 2021 (the “Indenture”), among the Company, as issuer, certain of the Company’s subsidiaries named therein, as guarantors thereto (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).  The Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The description of the Indenture and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

The Company intends to use the net proceeds from the offering of the Notes (i) to pay the purchase price and tender premium for the $102,817,000 aggregate principal amount of the Company’s outstanding 5.875% Notes due 2024 (the “2024 Notes”) that were validly tendered by holders (and not validly withdrawn) and accepted by the Company for purchase pursuant to the Company’s concurrent Tender Offer (as described below), (ii) to pay the redemption price to redeem the aggregate principal amount of 2024 Notes that were not so tendered (as described below) and (iii) to pay the fees and expenses in connection with the offering of the Notes, the concurrent Tender Offer and the redemption of the 2024 Notes. The Company intends to use any excess proceeds for general corporate purposes.

The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of its existing and future unsecured senior debt and rank senior in right of payment to all of its existing and future subordinated debt. The Notes are effectively subordinated to any of the Company’s existing and future secured debt to the extent of the value of the assets securing such debt. Initially, the Company’s obligations under the Notes are jointly and severally guaranteed by the all of the Company’s wholly-owned domestic subsidiaries that are restricted subsidiaries and not immaterial subsidiaries. In addition, each of the Company’s restricted subsidiaries that guarantees other indebtedness that exceeds $20,000,000 aggregate principal amount, will be required to guarantee the Notes in the future. The guarantees rank equally in right of payment to all of the Guarantors’ existing and future unsecured senior debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. The guarantees are effectively subordinated to any of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt. The Notes are also structurally subordinated to the liabilities of subsidiaries of the Company that have not guaranteed the Notes.

The Notes bear interest at a rate of 5.125% per year from the date of issuance.  Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2021. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1.  In certain circumstances the Company may be required to pay additional interest.

At any time prior to February 15, 2024, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, thereon, to the date of redemption. In addition, the Company may redeem some or all of the Notes on or after February 15, 2024, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to February 15, 2024, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 105.125% of the principal amount.

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem the Notes, each holder of Notes will have the right to require the Company to repurchase all or a portion of such holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

If the Company or its restricted subsidiaries sell assets under certain circumstances specified in the Indenture and do not use the proceeds for certain specified purposes, the Company must offer to use certain net proceeds therefrom to repurchase the Notes and other debt that ranks equal in right of payment to the Notes on a pro rata basis. The purchase price of the Notes will be equal to the 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s ability under certain circumstances to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem capital stock, prepay, redeem or repurchase certain debt, make loans and investments, create liens, sell, transfer or otherwise dispose of assets, enter into transactions with affiliates, enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends and impose conditions on the Company’s ability to engage in mergers, consolidations and sales of all or substantially all of its assets.

The Indenture also contains certain “Events of Default” (as defined in the Indenture) customary for indentures of this type. If an Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Notes to be due and payable.

Amendment to Credit Agreement

On March 1, 2021, the Company entered into a fifth amendment (the “Amendment”) to its credit agreement, dated as of September 29, 2017 (as previously amended, the “Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent and the lenders party thereto, effective substantially concurrently with the completion of the Offering. The Amendment, among other things, (i) extends the maturity date of the senior secured revolving credit facility (“RCF”) provided under the Credit Agreement to the fourth anniversary of the Amendment effective date and (ii) permits the Company to obtain one or more increases of the RCF, which is currently in the amount of $300,000,000, after the effective date of the Amendment in an aggregate amount of up to $100,000,000 in incremental loans and commitments, subject to certain conditions, including obtaining commitments from relevant lenders to provide such increase.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment is a summary only and is qualified in its entirety by the terms of the Credit Agreement as amended by the Amendment.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01.          Other Events.

On February 22, 2021, the Company commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 2024 Notes.  On March 1, 2021, the Company received and purchased the $102,817,000 aggregate principal amount of the 2024 Notes validly tendered in the Tender Offer.

On March 1, 2021, the Company issued an irrevocable notice of redemption to redeem the aggregate principal amount of 2024 Notes that remain outstanding following the consummation of the Tender Offer. The 2024 Notes will be redeemed pursuant to the redemption provisions of the indenture governing the 2024 Notes at a redemption price equal to 102.938% of the principal amount redeemed, plus any accrued and unpaid interest to the redemption date of March 31, 2021.

Item 9.01.          Financial Statements and Exhibits.

List of Exhibits

Exhibit No.	Description
4.1	Indenture, dated March 1, 2021, among Coeur Mining, Inc., as issuer, certain subsidiaries of Coeur Mining, Inc., as guarantors thereto, and The Bank of New York Mellon, as trustee.
10.1
Fifth Amendment to Credit Agreement, dated March 1, 2021, by and among Coeur Mining, Inc., certain subsidiaries of Coeur Mining, Inc., as guarantors, certain of the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Senior Vice President and Chief Financial Officer

Dated: March 1, 2021